Exhibit 99.2

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulation S-X and are based upon the Company’s audited consolidated financial statements for the year ended December 28, 2025 and the unaudited consolidated financial statements for the nine months ended October 4, 2026 and certain assumptions, as set forth in the notes to unaudited pro forma condensed consolidated financial statements, that the Company believes are reasonable. On July 31, 2026, the Company entered into a definitive agreement to divest its Immunodiagnostics business in China (“China IDX”). The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on October 4, 2026 and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed on December 30, 2024. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the sale of China IDX been completed at the beginning of or as of the periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the Company.

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 4, 2026

(In thousands)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Current assets:
Cash and cash equivalents	$592,799	$9,696	(a), (b)	$602,495
Accounts receivable, net	687,328	(72,924)	(a)	614,404
Inventories, net	388,850	(7,120)	(a)	381,730
Other current assets	192,414	45,182	(a), (b)	237,596
Total current assets	1,861,391	(25,166)		1,836,225

Property, plant and equipment, net	450,870	(14,043)	(a)	436,827
Operating lease right-of-use assets, net	146,823	(2,755)	(a)	144,068
Intangible assets, net	2,137,551	(122,594)	(a)	2,014,957
Goodwill	6,588,150	(30,000)	(a)	6,558,150
Other assets, net	305,561	40,881	(a), (b)	346,442
Total assets	$11,490,346	$(153,677)	(a)	$11,336,669

Current liabilities:
Current portion of long-term debt	$—	$—		$—
Accounts payable	163,271	(4,418)	(a)	158,853
Accrued expenses and other current liabilities	538,206	2,378	(a)	540,584
Total current liabilities	701,477	(2,040)		699,437

Long-term debt	2,634,062	$—		2,634,062
Long-term liabilities	752,731	(32,086)	(a), (b)	720,645
Operating lease liabilities	130,970	(1,707)	(a)	129,263
Total liabilities	4,219,240	(35,833)		4,183,407

Total stockholders' equity	7,271,106	(117,844)	(a), (b)	7,153,262
Total liabilities and stockholders' equity	$11,490,346	$(153,677)		$11,336,669

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Nine Months Ended October 4, 2026				Nine Months Ended September 28, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$2,169,705	$(62,078)	(c)	$2,107,627	$2,083,995	$(114,299)	(c)	$1,969,696

Cost of revenue	946,605	(33,312)	(c)	913,293	941,289	(61,004)	(c)	880,285
Selling, general and administrative expenses	807,788	(42,839)	(c)	764,949	740,156	9,655	(c), (d)	749,811
Research and development expenses	154,969	(983)		153,986	157,664	—		157,664

Operating income from continuing operations	260,343	15,056		275,399	244,886	(62,950)		181,936

Interest income	(15,108)	40	(c)	(15,068)	(25,351)	47	(c)	(25,304)
Interest expense	68,521	—		68,521	68,672	—		68,672
Change in fair value of investments	7,828	—		7,828	3,484	—		3,484
Other expense, net	7,896	2,393	(c)	10,289	21,364	(1,980)	(c)	19,384

Income from continuing operations, before income taxes	191,206	12,623		203,829	176,717	(61,017)		115,700

Provision for income taxes	34,211	(1,529)	(c)	32,682	32,605	(2,367)	(c), (d)	30,238

Income from continuing operations	156,995	14,152		171,147	144,112	(58,650)		85,462

Loss from discontinued operations	(2,158)	—		(2,158)	(1,275)	—		(1,275)

Net income	$154,837	$14,152		$168,989	$142,837	$(58,650)		$84,187

Diluted earnings per share:
Income from continuing operations	$1.40			$1.53	$1.22			$0.73

Loss from discontinued operations	(0.02)			(0.02)	(0.01)			(0.01)

Net income	$1.38			$1.51	$1.21			$0.72

Weighted average diluted shares of common stock outstanding	111,764			111,764	117,735			117,735

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

	Twelve Months Ended December 28, 2025
(In thousands, except per share data)	Historical	Disposition and Pro Forma Adjustments		Pro Forma

Revenue	$2,856,051	$(164,552)	(c)	$2,691,499

Cost of revenue	1,291,686	(99,558)	(c)	1,192,128
Selling, general and administrative expenses	991,890	(14,122)	(c), (d)	977,768
Research and development expenses	215,840	—		215,840

Operating income from continuing operations	356,635	(50,872)		305,763

Interest income	(31,103)	76	(c)	(31,027)
Interest expense	92,185	—		92,185
Change in fair value of investments	11,456	—		11,456
Other expense, net	15,820	(2,765)	(c)	13,055

Income from continuing operations, before income taxes	268,277	(48,183)		220,094

Provision for income taxes	28,394	2,307	(c), (d)	30,701

Income from continuing operations	239,883	(50,490)		189,393

Income from discontinued operations	1,318	—		1,318

Net income	$241,201	$(50,490)		$190,711

Diluted earnings per share:
Income from continuing operations	$2.06			$1.62

Income from discontinued operations	0.01			0.01

Net income	$2.07			$1.63

Weighted average diluted shares of common stock outstanding	116,595			116,595

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.Pro Forma Adjustments

(a) To eliminate all historical assets and liabilities of China IDX.
(b) To reflect a potential consideration from the sale of China IDX of $120 million, which includes certain liabilities to be transferred and excludes certain contingent consideration.
(c) To eliminate the historical revenues and expenses of China IDX.
(d) Includes the loss on the probable disposition of China IDX of $55 million, including tax impacts.